CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Anteon International Corporation (the "Company") Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carlton B. Crenshaw, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1). The Report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended: and

(2). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 6, 2002               By:
       ------------------                ---------------------------------------
                                          Carlton B. Crenshaw Vice President
                                          and Chief Financial Officer